Exhibit 10.11

PROMISSORY NOTE

$25,000.00	August 28, 2003
New York, New York

FOR VALUE RECEIVED, YouthStream Media Networks, Inc., a Delaware corporation, having an address of 244 Madison Avenue, PMB#358, New York, NY 10016 (the “Maker”), hereby promises to pay to the order of the Ravich Revocable Trust of 1989, 11766 Wilshire Blvd., Suite 870, Los Angeles, California 90025 (“Lender”), the principal sum of Twenty Five Thousand Dollars ($25,000.00) (the “Loan”).

1.                             Repayment; Default Rate.  The Loan shall terminate and become all due and payable, on December 31, 2003.  No interest shall accrue on the unpaid balance of the Loan except in the case of an Event of Default (as defined herein), in which case, after the Event of Default, the Loan shall bear interest at the rate per annum equal to ten percent (10%).  Upon the Maturity Date, all principal, accrued but unpaid interest and other costs due and owing hereunder shall be due and payable in full.

2.                             Prepayment.  Maker shall have the right, at its option, to prepay the principal balance of this Note in whole or in part at any time and from time to time without premium or penalty.  Any such prepayment shall be applied first to any unpaid fees or expenses due to Lender, secondly to any accrued but unpaid interest, and lastly to the unpaid installments of principal in the reverse order of their scheduled maturities.

3.                             Payments.  All payments to be made hereunder or under any other Loan Document shall be payable by 2:00 p.m. eastern time, on the day when due.  Such payments shall be made to Lender at its address above, in funds immediately available at such office without setoff, counterclaim or other deduction of any nature.

4.                             Events of Default.  The following events shall be deemed to be Events of Default hereunder:

(i)                                            the failure to pay any monies due and owing to Lender or any portion thereof by the Maker upon ten (10) days advanced written notice of default from Lender to Maker and Maker’s failure to cure such default;

(ii)                                           the Maker makes an assignment for the benefit of its creditors, becomes insolvent, or files or has filed against it any petition, action, case or proceeding, voluntary or involuntary (in the case of an involuntary proceeding, the same not being dismissed within sixty (60) days of filing), under any state or federal law regarding Bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended;

(iii)                                          one or more uninsured judgments for the payment of money shall have been entered against the Maker, which judgment or judgments exceed $50,000.00 in an aggregate amount and such judgment or judgments shall have remained undischarged and/or unstayed for a period of thirty (30) consecutive days;

(iv)                                          the dissolution of the Maker; or

(v)                                           a writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Maker or any of its properties which shall have remained undischarged and/or unstayed for a period of thirty (30) consecutive days;

then, Lender may accelerate the indebtedness evidenced hereby and may exercise all rights and obtain all remedies to which it may be entitled at law or in equity.  The rights and remedies of Lender as provided herein or otherwise provided by law, shall be cumulative and may be pursued singly, concurrently, or successively in Lender’s sole discretion, and may be exercised as often as necessary; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

5.                             Miscellaneous.

(a)                           Maker hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, except such notices as may be expressly set forth herein, and an action for amounts due hereunder or thereunder shall immediately accrue.

(b)                           All notices, requests, demands, directions and other communications under the provisions hereof shall be in writing and, unless otherwise expressly permitted hereunder, shall be delivered in person or sent by certified first class mail, postage prepaid, in the United States, to the parties at their addresses set forth herein or in a notice of change of address given in accordance with this paragraph.  Personally delivered notices shall be deemed given on delivery. Notices mailed in accordance herewith shall be deemed given on the 3rd business day after mailing.

(c)           THE UNDERSIGNED HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR CLERK OF ANY COURT OF RECORD IN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST THE UNDERSIGNED IN FAVOR OF THE HOLDER, ASSIGNEE OR SUCCESSOR OF HOLDER OF THE NOTE, AT ANY TIME, FOR THE FULL OR TOTAL AMOUNT OF THIS NOTE, TOGETHER WITH ALL INDEBTEDNESS PROVIDED FOR THEREIN, WITH COSTS OF SUIT AND ATTORNEY’S COMMISSION OF TEN (10) PERCENT FOR THE COLLECTION; AND THE UNDERSIGNED EXPRESSLY RELEASES ALL ERRORS, WAIVES ALL STAY OF EXECUTION, RIGHTS OF INQUISITION AND EXTENSION UPON ANY LEVY UPON REAL ESTATE AND ALL EXEMPTION OF PROPERTY FROM LEVY AND SALE UPON ANY EXECUTION HEREON; AND THE UNDERSIGNED EXPRESSLY AGREES TO CONDEMNATION AND

EXPRESSLY RELINQUISHES ALL RIGHTS TO BENEFITS OR EXEMPTIONS UNDER ANY AND ALL EXEMPTION LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED.

(d)                           Maker hereby agrees to pay, upon demand by Lender, all amounts incurred by Lender in connection with any action or proceeding taken or commenced by Lender to enforce or collect this Note, including reasonable attorney’s fees, attorney’s costs and all costs of legal proceedings.

(e)                           This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

(f)                            If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

(g)                           This Note may not be amended, modified or supplemented orally.

(h)                           This obligation shall bind Maker and its successors and assigns, and the benefits hereof shall inure to Lender and his heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written, by its Chief Financial Officer, as authorized by the Maker’s Board of Directors.

YouthStream Media Networks, Inc.

By:	/s/ Robert N. Weingarten
Robert N. Weingarten,
Chief Financial Officer